Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of

Tarantella, Inc.:

We consent to the incorporation by reference in this Registration Statement of Tarantella, Inc. and subsidiaries on Form S-8 of our report dated October 25, 2002, (December 9, 2002, as to Note 2) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty), appearing in the Annual Report on Form 10-K of Tarantella, Inc. for the year ended September 30, 2002.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

May 28, 2003